       POWER OF ATTORNEY

       Know all by these presents, that the undersigned hereby constitutes and appoints Michael M. Morrissey, Deborah Burke, Jeffrey J. Hessekiel and James B.
Bucher of Exelixis, Inc., a Delaware corporation (the "Company"), or any one of them acting singly, and with full power of substitution, the undersigned's true and lawful attorney-in-fact to: (i) complete and execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, Forms 3, 4 and 5 in accordance with Section 16(a) of the Securities Act of 1934 (the "Exchange Act") and
the rules and regulations of the Securities and Exchange Commission (the "SEC")
thereunder; (ii) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer or director of the Company, any Schedule 13D or 13G in accordance with Section 13(c) of the Exchange Act and the rules and regulations of the
SEC thereunder; (iii) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such
Form 3, 4 or 5 or Schedule 13D or 13G, complete and execute any amendment or amendments thereto, and timely file or cause to be filed with the SEC and any securities exchange or similar authority such form, schedule, amendment or amendments thereto;
and (iv) take any other action in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-
fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

         The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 13 or Section 16 of the Exchange Act.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 and Schedules 13D and 13G with respect to the undersigned's holdings of, and transactions in, securities issued by the Company, unless otherwise earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact. By signing this Power of Attorney the undersigned revokes as of the date hereof all powers of attorney previously executed by the undersigned for the same purposes as this Power of Attorney.

       In Witness Whereof, the undersigned has caused this Power of Attorney to be executed as of this 4th day of June 2014.

                  /s/ Deborah Burke